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                                                                  EXHIBIT (a)(6)

                                OFFER TO PURCHASE
                      ALL OUTSTANDING SHARES OF COMMON STOCK
                                        OF

                            ARBOR HEALTH CARE COMPANY
                                        AT
                           $45.00 NET PER SHARE IN CASH
                                        BY

                              AHC ACQUISITION CORP.
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                 EXTENDICARE INC.

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, OCTOBER 31, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                 October 3, 1997

To Participants in the Arbor Health Care Company 401(k) Plan and the Arbor Health Care Company Employee Stock Purchase Plan:

     Enclosed for your consideration is an Offer to Purchase dated October 3, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to an offer by AHC Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Extendicare Inc., a Canadian corporation ("Parent"), to purchase shares of Common Stock, $0.03 par value (the "Shares"), of Arbor Health Care Company, a Delaware corporation (the "Company"), at a purchase price of $45.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     THIS MATERIAL IS BEING SENT TO YOU AS A PARTICIPANT IN THE ARBOR HEALTH CARE COMPANY 401(k) PLAN AND/OR THE ARBOR HEALTH CARE COMPANY EMPLOYEE STOCK PURCHASE PLAN WHO HAS SHARES CREDITED TO YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF ALL PLAN SHARES HELD BY US AS TRUSTEE OF THE 401(k) PLAN OR CUSTODIAN OF THE STOCK PURCHASE PLAN (INCLUDING THE SHARES CREDITED TO YOUR ACCOUNT(S)). A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us which are credited to your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $45.00 per Share, net to the seller in cash.

          2. THE COMPANY BOARD HAS UNANIMOUSLY APPROVED THE OFFER AND THE MERGER, HAS DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS, AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES.

          3. The Offer is being made for all outstanding Shares.

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          4. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of September 29, 1997 (the "Merger Agreement"), among Parent, the Purchaser and the Company. The Merger Agreement provides that the Purchaser will be merged (the "Merger") with and into the Company after the completion of the Offer and the satisfaction of certain conditions. As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than Shares then owned by the Company, Parent, the Purchaser, any other direct or indirect subsidiary of Parent or by the stockholders of the Company, if any, who dissent from the Merger and comply with all of the provisions of the Delaware General Corporation Law concerning the right, if applicable, of holders of Shares to seek appraisal of their Shares) will be converted into the right to receive the price paid in the Offer in cash, without interest.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares representing at least a majority of the Shares outstanding on a fully diluted basis.

          6. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, October 31, 1997, unless the Offer is extended by the Purchaser. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely Book-Entry Confirmation of such Shares, if such procedure is available, into the Depositary's account at the Book-Entry Transfer Facilities pursuant to the procedures set forth in
     Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message and (iii) any other documents required by the Letter of Transmittal.

     If you wish to have us tender any or all the Shares credited to your Plan account(s), please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of the Shares credited to your Plan account(s), all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. If the securities laws of any jurisdiction require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                          INSTRUCTIONS WITH RESPECT TO
                             THE OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           ARBOR HEALTH CARE COMPANY

     The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated October 3, 1997, of AHC Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Extendicare Inc., a Canadian corporation, and the related Letter of Transmittal, relating to shares of Common Stock, $0.03 par value (the "Shares"), of Arbor Health Care Company, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account(s) of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

NOTE: Shares in Plan accounts as to which we have not received instructions will be tendered in the Offer in the same proportions as are Shares for which instructions are received, are tendered.

Number of Shares to be Tendered:* ______ Shares

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                                                                  SIGN HERE

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                                                                  Signature

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                                                                (Print Name)

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                                                               (Print Address)

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                                                      (Area Code and Telephone Number)

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                                                           Social Security Number
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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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